Exhibit 99.1

Tellurian hires investment banker Simon Oxley as new CFO

HOUSTON, Texas – (BUSINESS WIRE) May 10, 2023 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) announced that Simon Oxley will join Tellurian’s Executive Committee on June 1, 2023 as Executive Vice President and Chief Financial Officer, with responsibility for accounting, finance, risk, and investor relations functions. Mr. Oxley was formerly a Managing Director and Co-Head of Oil & Gas Investment Banking for Europe, the Middle East, and Asia (EMEA) with Barclays Investment Bank in London, and has a Chemical Engineering degree from The University of Edinburgh, as well as a Master of Science in Corporate and International Finance from Durham University Business School.

Tellurian President and CEO Octávio Simões said, “Simon brings a wealth of global finance and liquefied natural gas experience to Tellurian at a pivotal time, as we fund our cornerstone project, Driftwood LNG. We look forward to leveraging his investment banking expertise and welcoming him to the Tellurian family.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, financing and other aspects of the Driftwood project. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2022, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 22, 2023, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:	Investors:

Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com